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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 30, 2001


                               CVEO Corporation
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                (Exact name of registrant specified in Charter)

        Delaware                      1-13430                     04-1419731
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(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
    of incorporation)                                        Identification No.)

   One Fordham Road, North Reading, MA                              01864
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(Address of principal executive offices)                          Zip Code

Registrant's telephone, including area code:  978.664.1100

                                 Converse Inc.
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        (Former name and former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 30, 2001, CVEO Corporation (the "Company"), formerly named Converse Inc., completed the sale of substantially all of its assets to Footwear Acquisition, Inc. As previously disclosed, the sale price was $117,500,000, subject to adjustments. Over the next several weeks closing levels of inventory and accounts receivable will be calculated, and the final sale price will be determined.

     Proceeds of the sale will be used to repay amounts outstanding under the Company's debtor in possession financing facility. The remaining proceeds will be utilized to fund the ongoing expenses of the Company's chapter 11 case and to fund creditor distributions. Creditor claims substantially exceed available proceeds, but there has been no determination of any amount payable to unsecured creditors or the timing of any such payment. No distribution to stockholders is expected.

     Because the sale included the name "Converse" and all other intellectual property, the Company has changed its name to "CVEO Corporation."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)   Exhibits
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     99.1  Press Release dated May 1, 2001.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in North Reading, Massachusetts on May 2, 2001.

                                            CVEO CORPORATION


                                            By: /s/ James E. Lawlor
                                                -------------------
                                                James E. Lawlor
                                                Senior Vice President and
                                                Chief Financial Officer

                                       2
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                               INDEX TO EXHIBITS


Exhibit                                                            Page
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99.1    Press Release dated May 1, 2001                              4